PAXTON ENERGY, INC.

NOTICE OF OPTION GRANT

____________________

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. These securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

____________________

PAXTON ENERGY, INC., a Nevada corporation (the “Company”), is pleased to grant to the Optionee named below, the following Options to purchase Shares of its common stock, par value $0.001 per Share (“Common Stock”):

Name of Optionee:	Thomas J. Manz

Address:

Type of Option:	☐	Incentive Stock Option
Þ	Nonstatutory Option (not an ISO)

Date of Grant:	July 19, 2006

Number of Shares of Common Stock

purchasable under this Option:	375,000

Exercise Price:	$3.00 per Share

Expiration Date:	July 19, 2011

Vesting Schedule:	These Options shall vest and be exercisable 100% immediately upon the Date of Grant.

This Option is subject to the terms, covenants, and conditions of the attached Stock Option Agreement, which is incorporated herein by reference.

STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms shall have the meanings given in the Notice of Option Grant.

1.           Options. The Company hereby grants to Optionee the right and option to purchase up to the number of shares of Common Stock specified above as adjusted in accordance with section 3 of this stock option agreement (the “Stock Option Agreement” and the “Shares”), at the Exercise Price specified above, subject to the conditions and limitations set forth herein (the “Options”).

2.           Vesting. These Options shall vest and be exercisable 100% immediately upon the Date of Grant.

3.           Number of Shares and Exercise Price. The number of Shares that Optionee may purchase upon exercise of the Option (the “Option Shares”), as specified above, and the Exercise Price, as specified above, may be adjusted from time to time for capitalization adjustments as follows:

(a)         Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration within the meaning of the preceding clause. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option, Stock Purchase Right, or Restricted Stock Unit.

(b)         Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Company in its discretion may provide for an Optionee to have the right to exercise his or her Option until 10 days prior to such transaction as to all of the Common Stock subject to such option, including Shares as to which the Option would not otherwise be exercisable. In addition, any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c)         Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. With respect to options granted to an outside director of the company that are assumed or substituted for, if following such assumption or substitution the Optionee’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee then the

Optionee shall fully vest in and have the right to exercise the Option as to all of the Common Stock subject to such option, including Shares as to which it would not otherwise be vested or exercisable.

In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Common Stock, including Shares as to which it would not otherwise be vested or exercisable, and the Shares shall be issued. If an option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period.

For the purposes of this subsection, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each share of Common Stock subject to such Option, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely Common Stock of the successor corporation or its parent, the Company may, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to such Option, to be solely common stock of the successor corporation or its parent equal in Fair Market Value (as that term is defined below) to the per share consideration received by holders of common stock in the merger or sale of assets.

(d)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          if the Common Stock is listed on any established stock exchange or a national market system, including the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by Nasdaq, The Wall Street Journal, or such other source as the Administrator deems reliable;

(ii)        if the Common Stock is regularly quoted in an inter-dealer quotation medium, but selling prices are not reported, the Fair Market Value of a share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported by such inter-dealer quotation medium, The Wall Street Journal, or such other source as the Administrator deems reliable; or

(iii)         in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Company.

4.           Method of Payment. Payment of the Exercise Price is due in full upon exercise of all or any part of the Options. Optionee may elect to pay the Exercise Price in cash or by check or in any other manner acceptable to the Company. As soon as practicable after receipt by the Company of such notice and of payment in full of the Option price for all the Shares with respect to which the Option has been exercised, a certificate or certificates representing such Shares having been paid for shall be issued in the name of the Optionee, or if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised respecting all Shares subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of Shares with respect to which this Option shall not have been exercised.

5.           Whole Shares. The Options may only be exercised for whole Shares. Fractional shares shall not be issued.

6.           Securities Law Compliance; Limitation of Exercise; Extension of Exercise Period. If the Board of Directors of the Company, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Common Stock subject to any Option under any state or federal law, these Options may not be exercised, in whole or part, until such listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the Board of Directors. If no registration statement is effective on the date of exercise of these Options, the Common Stock subject to the Option will not be issued unless and until there is evidence available to the Company, including representations from the Optionee that such Shares are being acquired for investment and not for resale, on which the Company may reasonably rely as to the availability of an exemption from registration in issuing such Shares. The Company shall use its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Shares to satisfy these Options. Such compliance will be a condition precedent to the right to exercise these Options. The inability of the Company to effect such compliance with any such regulatory commission or agency that counsel for the Company deems necessary for the lawful issuance and sale of the Shares to satisfy these Options shall relieve the Company from any liability for failure to issue and sell the Shares to satisfy these Options for such time as such compliance is not effectuated.

If at any time Optionee delivers a Notice of Exercise in accordance with section 8 below and the Options are not exercisable solely because of the condition set forth in this section 6, the Exercise Period (as defined in section 7) shall be correspondingly extended until the Company determines that the Options can be exercised in compliance with this section 6, at which point the Optionee shall have the remainder of the applicable Exercise Period, as delineated in section 7, within which to exercise such Options.

If the issuance of the Option Shares is not covered by an effective registration statement under the Securities Act, in order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor under any applicable state securities laws and may not be transferred without registration under the Securities Act and under such state securities laws, or pursuant to an available exemption from the Securities Act and such laws.

7.           Exercise Period. The Options shall be exercisable during the period (the “Exercise Period”) commencing upon the date such Options become vested and terminating upon the earliest of the following dates:

(a)         thirty days following the date of the termination of Optionee’s continuous service at any time “for cause,” as defined in Optionee’s separate written employment agreement, if any, or in the absence of a written employment agreement, by a good faith determination by the Board of Directors that Optionee (i) has been grossly negligent in the performance of Optionee’s duties; (ii) has engaged in material willful or gross misconduct in the performance of Optionee’s duties;

(iii) has committed an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with Optionee’s employment by the Company; or (iv) has committed, as determined by the Board of Directors of the Company, or has been convicted of fraud, embezzlement, theft, or dishonesty or other criminal conduct, unless the Board of Directors waives the provisions of this subsection;

(b)         three months after the termination of Optionee’s continuous service for any other reason;

(c)         twelve months after the termination of Optionee’s continuous service due to Disability;

(d)         in the event of Optionee’s death either during Optionee’s continuous service or within three months after Optionee’s continuous service terminates, six months after the issuance of letters testamentary or letters of administration or the appointment of an administrator, executor, or personal representative but not later than 12 months after termination of Optionee’s continuous service; or

(e)	the Expiration Date.

If this is an Incentive Stock Option, to obtain the federal income tax advantages associated with such options, the Internal Revenue Code requires that at all times beginning on the Date of Grant of the Option and ending on the day three months before the date of the Option’s exercise, Optionee must be an Employee of the Company or an affiliate, except in the event of Optionee’s death or Optionee’s Disability. The Company has provided for extended exercisability of the Options under certain circumstances for Optionee’s benefit, but cannot guarantee that the Options will necessarily be treated as Incentive Stock Options under the Internal Revenue Code if Optionee exercises the Option more than three months after the date Optionee’s employment with the Company or an Affiliate terminates.

8.	Exercise.

(a)         Optionee may exercise the Options during their Exercise Period by delivering a Notice of Exercise (in a form designated by the Company), together with the Exercise Price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)         By exercising the Options, Optionee agrees that, as a condition to any exercise of the Options, the Company may require Optionee to enter an arrangement providing for the payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of: (i) the exercise of the Options; (ii) the lapse of any substantial risk of forfeiture to which the Option Shares are subject at the time of exercise; or (iii) the disposition of Option Shares acquired upon such exercise.

(c)         If these Options are intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder (an “Incentive Stock Option”), Optionee acknowledges that in order to be entitled to receive treatment as an Incentive Stock Option, the holding and exercise of these Options and the Common Stock acquired pursuant to these Options are subject to certain limitations and restrictions, including a requirement that any Common Stock acquired hereunder be held by Optionee until after the date that is both two years subsequent to the date of this Option and one year subsequent to the date the Common Stock is acquired pursuant to these Options. Failure to hold the Shares for the above period will cause a “disqualifying disposition” of the Common Stock resulting in the loss of Incentive Stock Option treatment and the associated favorable tax benefits. As a result of the disqualifying disposition, the Company may also be subject to certain disclosure requirements, and, therefore, Optionee agrees to notify the Company, in writing, 30 days prior to any disqualifying disposition.

(d)         In order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

The Shares represented hereby are subject to restrictions on transferability and related repurchase rights under applicable Stock Option Agreements or other agreements executed in connection herewith, copies of which are available at the principal business offices of the Company.

(e)         Upon issuance, the Option Shares shall be considered to be fully-paid, nonassessable, issued, and outstanding shares of the Company, and Optionee shall be entitled to vote the Option Shares and receive all cash dividends and other distributions with respect thereto.

9.           Provision of Financial Statements to Optionee. The Company shall provide to each Optionee and to each individual who acquires Shares under this Stock Option Agreement, not less frequently than annually during the period such Optionee has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to this Stock Option Agreement, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key Employees whose duties in connection with the Company assure their access to equivalent information.

10.         Dividends, Distributions, Etc. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Company may (in its sole discretion) adjust the number, class, and price of Shares covered by each outstanding Option; provided, however, that the Company shall make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.

11.         Transferability. The Options are not transferable and are exercisable only by Optionee during Optionee’s life or by the executors, administrators, or beneficiaries of Optionee’s estate. In the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder in violation of the terms hereof or in the event of any levy, attachment, execution, or similar process, this Option and all rights granted hereunder shall be immediately null and void.

12.         Options Not a Service Contract. Optionee acknowledges and agrees that this agreement and the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as an employee, director, or consultant for any period, or at all, and shall not interfere with Optionee’s right or the Company’s right to terminate Optionee’s relationship as an employee, director, or consultant under Optionee’s written employment agreement with the Company or, in the absence of a written employment agreement, Optionee’s right or the Company’s right to terminate Optionee’s relationship as an employee, director, or consultant at any time, with or without cause.

13.	Withholding Obligations.

(a)         At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, and otherwise agrees to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local, and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the Options.

(b)         Upon Optionee’s request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully-vested Shares otherwise issuable to Optionee upon the exercise of the Options a number of whole Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the Options, Share withholding pursuant to the preceding sentence shall not be permitted unless Optionee makes a proper and timely election under Section 83(b) of the Internal Revenue Code covering the aggregate number of Shares acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the Options. Notwithstanding the filing of such election, Shares shall be withheld solely from fully-vested Shares determined as of the date of exercise of the Options that are otherwise issuable to Optionee upon such exercise. Any adverse consequences to Optionee arising in connection with such Share withholding procedure shall be Optionee’s sole responsibility.

(c)         The Options are not exercisable unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, Optionee may not be able to exercise the Options when desired even though the Options are vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

14.         Other Limitations. Additionally, if this is an Incentive Stock Option, all Options granted hereunder shall be deemed to contain such other limitations and restrictions as are necessary to conform the Options to the requirements for Incentive Stock Options as defined in Section 422 of the Internal Revenue Code or any amendment or successor statute of like tenor.

15.         Notices. Any notices provided for in the Options shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five days after deposit in the United States mail, postage prepaid, addressed to Optionee at the last address Optionee provided to the Company.

16.	S-8 Registration.

(a)         Within 90 days after becoming eligible to file a registration statement on Form S-8, the Company will use its best efforts to file and maintain the effectiveness of a registration statement on form S-8 with the Securities and Exchange Commission covering the issuance of the Common Stock issuable on exercise of this option and to maintain the effectiveness of such registration statement or a subsequent registration statement or other qualification in order to permit the exercise of this Option as set forth herein, although, there is no guaranty that such registration statement will be effective when the Option is exercised.

(b)         If no registration statement is effective on the date of exercise of this Option, the shares of Common Stock will not be issued unless and until there is available to the Company evidence, including representations from the Optionee, that such shares are being acquired for investment and not for resale, on which the Company may reasonably rely as to the availability of an exemption from registration in issuing such Common Stock.

17.	Company Registration and Participatory Registration Rights.

(a)         Notice of Company Registration. The Company shall notify Optionee in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company, including, but not limited to, a registration effected for shareholders other than Optionee, registration statements relating to the Company’s first public offering of its Common Stock registered under the Securities Act that is the subject of a firm underwriting commitment, and to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans, exchange offers or debt securities or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act. If Optionee desires to include in any such registration statement all or any part of the Option Shares held by Optionee, Optionee shall, within twenty (20) days after receipt of the above-described notice from the Company, notify the Company in writing. In such written notification, Optionee may request that all or a part of Optionee’s Option Shares be included in such registration. The Company shall, subject to the provisions of subsection 17(c) below, include in such registration (and any related qualification under state securities laws or other compliance) all the Option Shares that Optionee has requested to be registered.

(b)         Future Inclusion of Option Shares. If Optionee decides not to include all of its Option Shares, or if the number of Option Shares to be included is reduced to fewer than all of Optionee’s Option Shares pursuant to subsection 17(c) below, in any registration statement thereafter filed by the Company, Optionee shall nevertheless continue to have the right to include any Option Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(c)         Underwritings. If the registration statement under which the Company gives notice under this Section 17 is for an underwritten offering, the Company shall so advise the Optionee in the written notice provided pursuant to subsection 17(a) above. In such event, the right of Optionee to be included in a registration pursuant to this Section 17shall be conditioned upon the Optionee’s participation in the underwriting and the inclusion of the Optionee’s Option Shares in the underwriting to the extent provided herein. If Optionee proposes to distribute Optionee’s Option Shares through the underwriting, Optionee shall enter into an underwriting agreement, together with the Company and the other holders of securities of the Company with registration rights to participate therein (“Holders”) distributing their securities through such underwriting, in customary form with the underwriter or underwriters selected for such underwriting by the Company and customary selling shareholder documents, including a custody agreement and power of attorney. Prior to entering any underwriting agreement, the Company must consent to the terms of the underwriting, which consent shall not be unreasonably withheld. Notwithstanding any other provision of the Stock Option Agreement, if the underwriters determine in good faith that marketing factors require a limitation of the number of Option Shares to be underwritten to ensure the success of the offering, the number of Option Shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of registrable securities held by Optionee and each such

Holder; and, third, to any other selling shareholders of the Company on a pro rata basis based on the total number of securities held by each such selling shareholder.

(d)         Withdrawal from Underwriting. If Optionee disapproves of the terms of any such underwriting, Optionee may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any of Optionee’s Option Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. If Option Shares are so withdrawn from the registration and if the number of Option Shares to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have not so withdrawn their securities from the registration and otherwise have the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of Option Shares so withdrawn, with such Option Shares to be allocated first to Optionee and any Holders requesting additional inclusion on a pro rata basis; and, second, to any other selling shareholders of the Company requesting additional inclusion on a pro rata basis. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Option Shares carrying registration rights owned by all entities and individuals included in such “Holder” as defined in this sentence.

(e)         Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 17 prior to the effectiveness of such registration whether or not Optionee or any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of this Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company upon any questions relating to this Stock Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	PAXTON ENERGY, INC.

/s/ Thomas J. Manz	/s/ Robert Freiheit
Signature	By Robert Freiheit
Thomas J. Manz	Chairman & CEO
Printed Name	Title

Thomas J. Manz

4210 East Lane, Sacramento, CA 95864

Residence Address

PAXTON ENERGY, INC.

STOCK OPTION

NOTICE OF EXERCISE

Paxton Energy, Inc.	Date of Exercise:_______________

2533 North Carson Street, Suite 6232

Carson City, NV 89706

Ladies and Gentlemen:

This constitutes notice under my Stock Option Agreement that I elect to purchase the number of shares of common stock of the company listed above (“Shares”) for the price set forth below.

Type of Option (check one):	☐	Incentive	☐	Nonstatutory

Stock Option Dated:

Number of Shares as to

which Option Is Exercised:

Certificates To Be Issued

in Name Of:

Total Exercise Price:	$

Cash payment delivered

Herewith:	$

By this exercise, I agree (i) to provide such additional documents as Optionee may require pursuant to the Stock Option Agreement, (ii) to provide for the payment by me to Optionee (in the manner designated by Optionee) of Optionee’s withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify Optionee in writing 30 days before the date of any disposition of any Shares issued upon exercise of this option that will occur within two years after the Date of Grant of this option or within one year after such Shares are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of Shares that are being acquired by me for my own account upon exercise of my stock option as set forth above:

I acknowledge that I have read and understood the Stock Option Agreement, that the Stock Option Agreement is incorporated herein by reference, and I agree to abide by and be bound by their terms and conditions.

I further acknowledge that until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other right of a stockholder shall exist with regard to the optioned stock, notwithstanding the exercise of the option.

I further acknowledge that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares, and I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

I further acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws. I further acknowledge that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s articles of incorporation, bylaws, and/or applicable securities laws.

I further acknowledge that this notice of exercise and the Stock Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, supersede in their entirety any and all prior agreements with regard to the subject matter hereof, and that this notice of exercise may not be amended except by a writing signed by both parties.

Submitted by:	Accepted by:

PURCHASER:	PAXTON ENERGY, INC.

(signature)	By

Thomas J. Manz
(printed name)	Its

Address:	Address:

2533 North Carson Street, Suite 6232
Carson City, Nevada 89706

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